Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-73874) of Wellsford Real Properties, Inc. and in the related Prospectus of our report dated March 8, 2004, with respect to the consolidated financial statements and schedule of Wellsford Real Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                             /s/ ERNST & YOUNG LLP

New York, New York
March 8, 2004